EFFECTIVE AUGUST 23RD, 2004

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2004

Calcasieu Real Estate & Oil Co., Inc.

(Exact name of registrant as specified in its charter)

Louisiana	0-9669	72-0144530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lakeside Plaza, Lake Charles, LA	70601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 337-494-4256

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

GENERAL INSTRUCTION

A.	Rule as to Use of Form 8-K.

1. Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).

2. Form 8-K may be used by a registrant to satisfy its filing obligations pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, or Rules 14a-12 or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender offers, respectively, provided that the Form 8-K filing satisfies all the substantive requirements of those rules (other than the Rule 425(c) requirements to include certain specified information in any prospectus filed pursuant to such rule). Such filing is also deemed to be filed pursuant to any rule for which the box is checked. A registrant is not required to check the box in connection with Rule 14a-12 or Rule 14d-2(b) if the communication is filed pursuant to Rule 425. Communications filled pursuant to Rule 425 are deemed filed under the other applicable sections. See Note 2 to Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2).

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Section 8 – Other Events

Item 8.01	Other Events

At its meeting held on December 10, 2004 , the Board of Directors of Calcasieu Real Estate & Oil Co., Inc., voted to submit a proposal to its stockholders in its proxy for its next annual meeting that the Company change its name to CKX Lands, Inc. Said annual meeting to be held on April 22, 2005.

The Board believes that the new name will be more descriptive in that Company is not an oil company in the sense that it does no exploration, development or operation for oil production. It merely collects royalties from minerals produced by others on its lands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized .

CALCASIEU REAL ESTATE & OIL CO., INC.

Date: December 13, 2004	/s/ Author Hollins, III
Author Hollins, III
President